Exhibit 10.18
FIRST AMENDMENT
TO
OCEANEERING RETIREMENT INVESTMENT PLAN
(As Amended and Restated Effective January 1, 2019)
Oceaneering International, Inc., a Delaware corporation (the “Company”), having established the Oceaneering Retirement Investment Plan, as amended and restated effective January 1, 2019, (the “Plan”), and having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend the Plan to reduce the amount of the Company’s Safe Harbor Contribution, effective as of June 1, 2020, to read as follows:
1.Section 4.1(d)(1) of the Plan is hereby amended in its entirety to read as follows:
“(1)    QACA Implementation.
(A)    QACA. Except as provided in clause (B) below, effective for Plan Years beginning on or after January 1, 2008, the Employer maintains a Plan with automatic enrollment provisions as a Qualified Automatic Contribution Arrangement (“QACA”). Accordingly, the Plan will satisfy the automatic enrollment provisions of this Section regarding: (1) the Participants subject to the QACA, as described below; (2) the Automatic Deferral amount requirements described herein; and (3) the uniformity requirements as described below. Except as modified herein, the Plan’s safe harbor 401(k) plan provisions apply to this QACA. The Employer will provide Safe Harbor Contribution in the sum of one hundred percent (100%) of a Participant’s Elective Deferrals that do not exceed six percent (6%) of the Participant’s Compensation, based on Elective Deferrals and Compensation during the entire Plan Year, to the Participants eligible to make Elective Deferrals.
(B)    2020 Plan Year. Notwithstanding clause (A) above to the contrary, for the 2020 Plan Year the Plan shall not be a QACA and the Employer will provide a Matching Contribution (a “2020 Matching Contribution”) in the sum of (i) one hundred percent (100%) of a Participant’s Elective Deferrals that do not exceed six percent (6%) of the Participant’s Compensation paid during the period beginning on January 1, 2020 and ending on May 31, 2020 and (ii) fifty percent (50%) of a Participant’s Elective Deferrals that do not exceed six percent (6%) of the Participant’s Compensation paid during the period beginning on June 1, 2020 and ending on December 31, 2020, based on a Participant’s Elective Deferrals and Compensation during the entire Plan Year, to the Participants eligible to make Elective Deferrals. No Employer Contributions for the 2020 Plan Year shall be Safe

Harbor Contributions. The 2020 Matching Contribution shall be subject to the Actual Deferral Percentage and Actual Contribution Percentage tests set forth in Appendix B hereto. Subject to this clause (B) and any provisions of the Code or the Plan that apply only to QACA contributions, a 2020 Matching Contribution shall be considered, treated and subject to the same requirements as a Safe Harbor Contribution and shall be reflected in a Participant’s QACA Account, including, but not limited to, for purposes of vesting and distributions.”
2.The Plan is amended to add a new Appendix B attached hereto as Exhibit A to this Amendment.
IN WITNESS WHEREOF, Oceaneering International, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 1st day of June 2020, but effective as of the date set forth above.
OCEANEERING INTERNATIONAL, INC.

By: /S/ DAVID K. LAWRENCE
Name: David K. Lawrence
Title: Senior Vice President, General Counsel and Secretary

OCEANEERING RETIREMENT INVESTMENT PLAN
(As Amended and Restated Effective January 1, 2019)

Appendix B

TESTING OF 2020 MATCHING CONTRIBUTIONS
Effective January 1, 2020, the provisions of this Appendix B shall apply to the 2020 Matching Contributions for the 2020 Plan Year.
B.1.    Definitions. For purposes of this Appendix B, capitalized terms shall have the meaning ascribed to them in the Plan; provided, however, that the following terms, when capitalized, shall be defined as:
(a)“Actual Contribution Percentage” or “ACP” shall mean, with respect to a Plan Year, for a specified group of Employees (either Highly Compensated Employees or Nonhighly Compensated Employees) the average of the ratios, calculated separately for each Employee, of:
(i)The sum of the Aggregate Contributions paid under the Plan on behalf of each Employee for a Plan Year that are made on account of the Employee’s Contributions for the Plan Year, which are allocated to the Employee’s Account during such Plan year, and are paid to the Trust no later than the end of the next following Plan Year, over
(ii)The Employee’s Compensation for such Plan Year.
An Employee’s Actual Contribution Percentage shall be determined after determining his Excess Deferrals and Excess Contributions, if any. The Actual Contribution Percentage of an eligible Employee who does not have any Aggregate Contributions for a Plan Year is zero. The individual ratios and Actual Contribution Percentages shall be calculated to the nearest 1/100 of 1% of an Employee’s Compensation.
(b)“Actual Deferral Percentage” or “ADP” shall mean, with respect to a Plan Year, for a specified group of Employees (either Highly Compensated Employees or Nonhighly Compensated Employees) the average of the ratios, calculated separately for each Employee, of:
(i)The amount of Employer Contributions actually paid to the Plan on behalf of each such Employee for a Plan Year that relate to Compensation that either (1) would have been received by the Employee in such Plan Year but for the deferral election or (2) is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year but for the deferral election and which are allocated to the Employee’s Account and are paid to the Trust no later than the end of the next following Plan Year, over
(ii)The Employee’s Compensation for such Plan Year.
The Actual Deferral Percentage of an eligible Employee who does not have any Employer Contributions for a Plan Year is zero. The individual ratios and Actual Deferral Percentages shall be calculated to the nearest 1/100 of 1% of an Employee’s Compensation.
(c)“Aggregate Contributions” shall mean, as applicable, any of the following: (i) 2020 Matching Contributions; (ii) QNECs that have not been included in the ADP test; (iii) Elective Deferrals that are not needed to satisfy the ADP test, provided such test is satisfied before and after such Elective Deferrals have been included in the ACP test for the current Plan Year; and (vi) with respect to Highly Compensated Employees, Excess Contributions. Aggregate Contributions shall not include (i) 2020 Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions or (ii) 2020 Matching Contributions made pursuant to Code Section 414(u) by reason of a Participant’s qualified military service.
(d)“Compensation” shall mean compensation as defined in Regulation Section 1.414(s) 1(c) for services rendered to an Employer during the Plan Year.
(e)“Employee” shall mean each Employee eligible to participate in the Plan in accordance with Section 3.1 of the Plan, including those eligible Employees who do not elect to make Elective Deferrals, and who is an “eligible employee” as defined in Treasury Regulation Section 1.401(k)-6.
(f)“Employer Contributions” shall mean, as applicable, any of the following: (i) Elective Deferrals, including any Excess Deferrals made by Highly Compensated Employees, but excluding Catch-Up Contributions and any Elective Deferrals made pursuant to Code Section 414(u) by reason of a Participant’s qualified military service, and (ii) QNECs that have not been used to satisfy the ACP test for the current Plan Year.
(g)“Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:
(i)The sum of the Aggregate Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, minus
(ii)The maximum amount of Aggregate Contributions permitted by the ACP test for the Plan Year (determined by hypothetically reducing contributions made on behalf of Highly Compensated

Employees in order of their ACP beginning with the highest of such percentages).
(h)“Excess Contributions” shall mean, with respect to any Plan Year, the excess of:
(i)The sum of the Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, minus
(ii)The maximum amount of such Employer Contributions permitted by the ADP test for the Plan Year (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their ADP, beginning with the highest of such percentages).
(i)“QNECs” shall mean qualified non-elective contributions, as defined in Regulation Sections 1.401(k) and 1.401(m), that may be made for a Plan Year in any amount necessary to satisfy or help to satisfy the Actual Deferral Percentage Test in this Appendix B.
(j)“QMACs” shall mean qualifying matching contributions, as defined under Regulation Section 1.401(k) and 1.401(m), which are Matching Contributions allocated to eligible Participants for a Plan Year in any amount necessary to satisfy or help to satisfy the Actual Deferral Percentage Test in this Appendix B and satisfy the non-forfeitability and distribution requirements for Elective Deferrals at the time allocated to a Participant’s Account. QMACs used in applying the ADP test may not be used in applying the ACP test.
For purposes of this Appendix B, the term “Elective Deferrals” includes both Elective Deferrals and Roth Contributions made to the Plan by a Participant.
B.2.    Actual Deferral Percentage Test. The ADP for the eligible Highly Compensated Employees for the Plan Year shall not exceed the greater of:
(i)The ADP for the eligible Nonhighly Compensated Employees times 1.25; or
(ii)The lesser of (i) the ADP for the eligible Nonhighly Compensated Employees times 2.0 or (ii) the ADP for the eligible Nonhighly Compensated Employees plus two percentage (2%) points.
The Plan applies the Actual Deferral Percentage test using (i) the “current year testing method” described in Regulation Section 1.401(k)-2 for Highly Compensated Employees and Nonhighly Compensated Employees. The ADP for any Highly Compensated Employee who is eligible to have Elective Deferrals allocated to his account under two or more plans described in Code Section 401(k) that are maintained by an Employer or an Affiliate in addition to the Plan shall be determined as if the total of all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more plans that have different plan years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. In the event the Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same ADP testing method.
B.3    QNECs and QMACs. The Company, in its sole discretion, may elect to make QNECs or QMACs for any Plan Year in any amount it determines is necessary to satisfy or contribute to satisfying the Actual Deferral Percentage test or the Actual Contribution Percentage test. QNECs and QMACs may be used in lieu of, or in conjunction with, the distributions or recharacterizations described in Section B.4 of this Appendix B or the forfeitures or distributions described in Section B.6 of this Appendix B. QNECs and QMACs shall be allocated in a manner determined by the Company, in accordance with Regulation Section 1.401(a)(4)-2, among the Elective Deferral Accounts of Non Highly Compensated Employees who were eligible to make Elective Deferrals during the Plan Year for which the QNECs are made at any time during the Plan Year or no later than 12 months after the end of the Plan Year. Any portion of the QNECs or QMACs taken into account for purposes of the Actual Contribution Percentage test in Section B.5, may not be taken into account for purposes of the Actual Deferral Percentage test in Section B.2 of this Appendix B. QNECs must satisfy the non-disproportionate contributions requirements of Regulation Sections 1.401(k)-2(a)(6)(iv) and 1.401(m)-2(a)(6)(iv).
B.4.    Excess Contributions. If neither of the tests described in (a) or (b) of Section B.2 of this Appendix B are satisfied, and the Company decides not to make QNECs or QMACs as a corrective measure, then Excess Contributions, plus any income and minus any loss attributable thereto, of certain Highly Compensated Employees will be recharacterized or distributed and shall be considered taxable income to such Highly Compensated Employees. Excess Contributions are allocated to the Highly Compensated Employees with the largest amount of Excess Deferrals taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Excess Deferrals and continuing in descending order until all of the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his Catch Up Contribution limit under the Plan, Excess Contributions shall be allocated to such Highly Compensated Employee as Catch Up Contributions (not to exceed the Catch Up Contribution limit) and such contributions will not be treated as Excess Contributions. Excess Contributions shall be treated as Annual Additions under the Plan even if distributed.
If recharacterization is not possible due to Plan limits or if, in its discretion, the Committee decides to correct Excess Contributions through distribution, the amount of Excess Contributions allocated to each Highly Compensated Employee, plus any income and minus any losses through the last day of the Plan Year to which such Excess Contributions relate, and minus the amount of any Excess Deferrals previously distributed, will be distributed to the affected Highly Compensated Employee as soon as administratively feasible but in no event later than 12 months following the end of such Plan Year during which the Excess Contributions were made.
The income or loss attributable to a Highly Compensated Employee’s Excess Contributions for the Plan Year shall be the income or loss attributable to the Highly Compensated Employee’s Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is the Excess Contributions and the denominator of which is the amount of the Highly Compensated Employee’s Elective Deferral Account balance as of the beginning of the Plan Year plus the Employee’s Pre Tax Contributions to the Account during the Plan Year.
If distributions or recharacterizations are made under this Section B.4, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Code Section 401(k)(3), regardless of whether the Actual Deferral Percentage, if recalculated after such distributions or recharacterizations, would satisfy Code Section 401(k)(3). The above procedures are used for purposes of distributing Excess Contributions under Code Section 401(k)(8)(A)(i). Excess Contributions shall be treated as Annual Additions under the Plan.
B. 5.    Actual Contribution Percentage Test. The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of:
(i)    The ACP for the eligible Nonhighly Compensated Employees times 1.25; or
(ii)    The lesser of (i) the ACP for the eligible Nonhighly Compensated Employees times 2.0 or (ii) the ACP for Nonhighly Compensated Employees plus two percentage (2%) points.
The Plan applies the Actual Contribution Percentage test using the “current year testing method” described in Regulation Section 1.401(m)-2 for Highly Compensated Employees and Nonhighly Compensated Employees. In computing the Actual Contribution Percentage, the Company may elect to take into account Elective Deferrals, QNECs and QMACs made under the Plan or any other plan of the Company to the extent that (i) Elective Deferrals and/or QNECs and QMACs are not used for purposes of calculating the ADP test, and (ii) Elective Deferrals, including those treated as Aggregate Contributions for purposes of calculating the Actual Contribution Percentage, satisfy the requirements of Code Section 401(k)(3). The ACP for any Highly Compensated Employee who is eligible to have Aggregate Contributions allocated to his account under two or more plans described in Code Section 401(a) or 401(k) that are maintained by an Employer or an Affiliate in addition to the Plan shall be determined as if the total of all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Aggregate Contributions made during the Plan Year under all such plans and arrangements shall be aggregated.
For purposes of determining whether the ACP limits of this Section B.5 are satisfied, all Aggregate Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) are to be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code Section 401(m) the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.
B.6.    Excess Aggregate Contributions. If neither of the tests described in (a) or (b) of this Appendix B are satisfied, and the Company decides not to make QNECs and/or QMACs as a corrective measure, Excess Aggregate Contributions, plus any income and minus any loss through the last day of the Plan Year to which such Excess Contributions relate attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than 12 months after the close of a Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Aggregate Contributions taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Aggregate Contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan even if distributed.
The income or loss attributable to the Highly Compensated Employee’s Excess Aggregate Contributions for the Plan Year shall be the income or loss attributable to the Highly Compensated Employee’s 2020 Matching Contributions for the Plan Year multiplied by a fraction, the numerator of which is the Excess Aggregate Contribution, and the denominator of which is the amount of the Highly Compensated Employee’s 2020 Matching Contributions without regard to any income or loss occurring during such Plan Year.
Any forfeiture of Excess Aggregate Contributions shall be applied to reduce 2020 Matching Contributions for the Plan Year in which the excess arose. Should the amount of forfeited Excess Aggregate Contributions exceed the amount of 2020 Matching Contributions needed for the Plan Year, such forfeitures shall be allocated, after all other forfeitures under the Plan, to the QACA Account of each Nonhighly Compensated Employee who made Elective Deferrals to the Plan, in the ratio that each such Employee’s Elective Deferrals for the Plan Year bears to the total Elective Deferrals of all such Employees for such Plan Year.
If forfeitures or distributions are made under this Section B.6, the Actual Contribution Percentage test is treated as meeting the nondiscrimination test of Code Section 401(m)(2), regardless of whether the Actual Contribution Percentage, if recalculated after such forfeitures and/or distributions, would satisfy Code Section 401(m)(2). Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.